                                                                  August 9, 2006

                               JOINT PRESS RELEASE
                       TERRA NOVA ACQUISITION CORPORATION
                                       AND
                       CLEARPOINT BUSINESS RESOURCES, INC.
                          AGREE TO BUSINESS COMBINATION

ClearPoint Business Resources, Inc. ("ClearPoint"), a privately held workforce management solutions provider, and Terra Nova Acquisition Corporation ("Terra
Nova" or the "Continuing Corporation") (OTCBB: TNVA), a Specified Purpose
Acquisition Corporation ("SPAC") that was established in 2005 by TerraNova
Partners, L.P. with total initial net proceeds of approximately $30 million, jointly announced today that they have entered into a definitive merger agreement pursuant to which ClearPoint will merge with Terra Nova. Upon completion of the merger, the Continuing Corporation will consist of ClearPoint as the operating unit and capital from Terra Nova. Additionally, upon closing the merger, Terra Nova will change its name to ClearPoint Business Resources,
Inc. and seek a listing on Nasdaq.

The board of directors of Terra Nova and all common stockholders of ClearPoint unanimously supported the signing of the merger agreement. All common stockholders of ClearPoint, including the CEO and President of ClearPoint (who together own 93% of ClearPoint's outstanding common stock) have agreed to exchange all of their shares of common stock in ClearPoint for common stock in the Continuing Corporation at closing. It is estimated that the ClearPoint stockholders will own approximately 47% of the Continuing Corporation immediately after closing.

ABOUT CLEARPOINT

ClearPoint, based in Chalfont, Pennsylvania, near Philadelphia, is a workforce management solutions provider that was founded in 2001 and currently operates 25 branches across the United States with over 120 employees and over 3,500 field associates. ClearPoint operated under the name Mercer Staffing until it changed its name to ClearPoint earlier this year.

ClearPoint focuses on human resource/staff outsourcing, vendor management services, customized managed service programs, and workforce optimization. It also provides business services including business process outsourcing, support services for the transportation, logistics and staffing industries and benefits solutions and administration. ClearPoint is also known for its project-based staff augmentation service which includes full service project solutions, executive search and permanent placement, contract recruiting services and short and long term hourly based assignments.

For the twelve month period ended June 30, 2006 ClearPoint generated sales of approximately $113 million (unaudited) and operating earnings before interest, taxes, depreciation, amortization and non-recurring items ("Adjusted EBITDA") of approximately $7 million (unaudited). Clearpoint has experienced a compounded annual growth rate ("CAGR") of 275% in sales from

its founding in fiscal 2001 to fiscal 2005 and grew Adjusted EBITDA from break even to $5.4 million over that same period of time. ClearPoint was recently recognized in an elite group of 100 companies in its industry with at least $100 million in revenue in the May 2006 issue of Staffing Industry Report, which published its annual list of top staffing and human resource outsourcing companies.

WORKFORCE MANAGEMENT INDUSTRY BACKGROUND

The U.S. Bureau of Labor Statistics, according to its report dated December 7,
2005, projects the workforce management industry to rank first in number of jobs created and third in terms of growth rate over the next decade. The American
Staffing Association, in its May 2006 Report, estimated the annual sales of the domestic staffing market to be approximately $82 billion, of which $70 billion is from temporary and contract staffing, with the remaining $12 billion from search and permanent placement. The same report noted that on a year-over-year basis, temporary employment increased by more than 10% in 2005.

According to the management of ClearPoint, the growth in the workforce management industry is being fueled by numerous factors including the following:

    o   Growing acceptance of flexible employment structures

    o   Improving benefits and salaries of temporary workers

    o   Increased trend towards outsourcing

    o   Transition from a fixed-cost workforce to a variable-cost workforce

The staffing industry is highly fragmented with the top 10 firms controlling 22%
of the market and only 100 companies with revenues in excess of $100 million as highlighted in the May 2006 issue of the Staffing Industry Report.

SUMMARY OF THE TRANSACTION

Under the terms of the merger agreement, ClearPoint's common stockholders will receive 5,997,727 shares of Terra Nova common stock at closing, subject to certain closing adjustments based on levels of funded debt and minimum levels of defined working capital and Adjusted EBITDA.

In addition, ClearPoint stockholders are entitled to receive additional performance payments based on the share price of the Continuing Corporation's common stock after closing. The performance payments are payable in cash and shares of common stock as follows:

--------------------------------------------------------------------------------------------
Tranche    Expiry Date                               Cash      Shares    Target Share Price
--------------------------------------------------------------------------------------------

   1       December 31, 2007                      $1,075,000   126,471         $ 8.50
--------------------------------------------------------------------------------------------
   2       12 months after Tranche 1 Expiry or    $1,075,000    97,727         $11.00
           Achievement
--------------------------------------------------------------------------------------------
   3       12 months after Tranche 2 Expiry or    $1,075,000    82,692         $13.00
           Achievement
--------------------------------------------------------------------------------------------

The performance payments with respect to each tranche become payable if the last reported sale price for the Continuing Corporation's common shares on the market on which it is traded is at

least the Target Share Price for that tranche for 45 consecutive trading days in the period prior to the tranche expiry date. The stockholders of ClearPoint, each individually, may request up to the entire amount of each performance payment to be paid in shares of the Continuing Corporation at the Target Share
Price for each tranche. However, the company has the right to pay up to the full amount of each tranche of the performance payment in cash.

Current stockholders representing 93% of ClearPoint's common stock, including the two founders, have agreed not to sell any shares of the Continuing
Corporation's stock received in the merger before April 18, 2008. All of the shares of Terra Nova issued prior to April 18, 2005 will also be locked-up until
April 18, 2008.

The board of directors of the Continuing Corporation will consist of seven members, with three members nominated by ClearPoint, three members nominated by
Terra Nova and one member who will be jointly nominated.

Navigant Capital Advisors, LLC acted as a financial advisor to the transaction and will receive a fee upon closing. Terra Nova has received a fairness opinion from Capitalink, L.C. which concluded that the merger consideration is fair, from a financial point of view, to the stockholders of Terra Nova. Blank Rome
LLP served as legal counsel to ClearPoint and Graubard Miller served as legal counsel to Terra Nova in the transaction.

Vahan Kololian, Chairman and CEO of Terra Nova, said, "We have found a great company and we are very pleased with this transaction. The principals and founders, Mike Traina, CEO, and Chris Ferguson, President, who jointly own more than 90% of ClearPoint, plus all of ClearPoint's other stockholders, have agreed to take all stock at closing. Approximately half of Terra Nova's cash will be used to pay down debt. However, stockholders are not selling any shares. This is a tremendous vote of confidence on the part of the ClearPoint principals in the future of ClearPoint's business. We are also pleased with the valuation which was negotiated.

"Mike and Chris and the entire management team of ClearPoint have great academic and professional credentials and we are confident they are going to continue to achieve superior growth rates in ClearPoint."

Mike Traina, CEO of ClearPoint, commented that, "We are very excited about the merger and appreciate the confidence Terra Nova has in our team. ClearPoint is well poised to continue to grow rapidly, both organically and through accretive strategic acquisitions. The merger provides us with the growth capital required to achieve our aggressive goals and support current business development opportunities. Our customers will be very pleased with ClearPoint's strengthened ability to meet their expanding requirements for workforce solutions."

Chris Ferguson, President of ClearPoint, added, "The outlook for the workforce management industry is very positive. We expect to see continued growth in the industry and in ClearPoint in particular. We also see ample opportunities for potential accretive acquisitions and look forward to a long and bright future with Terra Nova."

TERMS OF CLOSING

The closing of the merger is subject to customary closing conditions, including
Terra Nova stockholder approval. In addition, the closing is conditional on holders of no more than 19.99% of the shares of common stock of Terra Nova issued in its IPO in April 2005 voting against the business combination and seeking conversion of their shares into cash.

Terra Nova stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available; it will contain important information about the merger agreement with ClearPoint. Copies of filings relating to Terra Nova and ClearPoint will be available without charge at the
Securities and Exchange Commission's internet site (www.sec.gov), and when filed, will be available from Terra Nova, without charge, by directing a request to Terra Nova Acquisition Corporation, 2 Bloor Street West, Suite 3400, Toronto,
Ontario, Canada, M4W 3E2.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, about Terra Nova, ClearPoint and their combined business after completion of the proposed acquisition.
Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of
Terra Nova's and ClearPoint's management, are subject to risks and uncertainties which could cause actual results to differ from the forward looking statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward looking statements: business conditions; weather and natural disasters; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries, investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the businesses in which ClearPoint is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of project management and construction claims consulting services;
general economic conditions; geopolitical events; and regulatory changes; as well as other relevant risks detailed in Terra Nova's filings with the
Securities and Exchange Commission, including its report on Form 10-QSB for the period ended March 31, 2006. The information set forth herein should be read in light of such risks. Neither Terra Nova nor ClearPoint assume any obligation to update the information contained in this press release.

FURTHER INFORMATION / INVESTOR RELATIONS

For further information please contact one of the following:

      Sean Sands of Navigant Capital Advisors, LLC at (215) 832-4449
      Chris Ferguson of Clearpoint Business Resources, Inc. at (215) 997-7710
      Lee Chung of Terra Nova Acquisition Corporation at (416) 644-6000 x300

                       CLEARPOINT BUSINESS RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                          (IN THOUSANDS OF US DOLLARS)

                                         SIX MONTHS ENDED        FISCAL YEAR ENDED
                                             JUNE 30                DECEMBER 31,

                                          2006      2005    2005 (1)    2004     2003
                                         ----------------   ---------------------------

Sales                                    55,539    26,503     84,200    28,670    9,763
Cost of sales                            45,793    22,019     68,789    22,596    8,210
                                         ----------------   ---------------------------
Gross profit                              9,746     4,484     15,411     6,074    1,553
Selling, general and
   administration expense                 7,029     3,499     11,025     5,344    1,351
Depreciation and amortization             1,531       794      2,013       743      100
                                         ----------------   ---------------------------
Income (loss) from operations             1,186       191      2,373       (13)     102
Interest expense and factoring fees      (1,794)     (664)    (2,475)     (429)     (55)
Interest expense on warrant liability      (114)       --     (1,173)       --       --
Other income (expense)                       (3)       32         (1)       77       --
                                         ----------------   ---------------------------
Net income (loss) before taxes             (725)     (441)    (1,276)     (365)      47
Income taxes                                 34      (364)       (77)       21        8
                                         ----------------   ---------------------------
Net income (loss)                          (759)      (77)    (1,199)     (386)      39
                                         ================   ===========================

EBITDA                                    2,717       985      4,386       730      202
Non-recurring items (2)                      --        --      1,000        --       --
                                         ----------------   ---------------------------
Adjusted EBITDA                           2,717       985      5,386       730      202
                                         ================   ===========================

(1)   Fiscal 2005 includes the acquisition of Quantum Resources, Corporation effective August 1, 2005.

(2)   Non-recurring items reflect one-time, non-recurring bonus payments made at the end of fiscal 2005.

Consolidated balance sheets and statements of operations were prepared by
ClearPoint as a private company, in accordance with U.S. generally accepted accounting principles and may not conform to SEC Regulation S-X. Accordingly, such historical information may be adjusted and presented differently in our proxy statement to solicit stockholder approval of the merger.

                       CLEARPOINT BUSINESS RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                          (IN THOUSANDS OF US DOLLARS)

                                              AS AT
                                             JUNE 30,       AS AT DECEMBER 31,
                                               2006       2005      2004      2003
                                             --------   ---------------------------

Cash and cash equivalents                         937         59       104        1
Accounts receivable                            11,707     11,712     3,642      535
Unbilled revenue                                2,049      1,628       562       --
Prepaid expenses and other current assets       4,578      2,360       121       26
                                             --------   ---------------------------
Total current assets                           19,271     15,759     4,429      562

Fixed assets, net                                 404        474       310       77
Contract rights, net                            2,907      4,139     1,981       52
Deferred income taxes                             509        237        22       43
Deferred financing costs, net                     557        656        --       --
Other assets                                    1,884      1,123        --       --
                                             --------   ---------------------------
Total assets                                   25,532     22,388     6,742      734
                                             ========   ===========================

Bank line of credit                                --         --       150      145
Accounts payable                                1,806      1,996       428      111
Accrued expenses and other liabilities          5,415      2,896       211       45
Accrued payroll and related taxes               2,639      2,267       621       --
Accounts receivable sold with recourse             --         --     2,321       --
Notes payable                                      --         --     2,605       --
Current portion of long-term debt                  --         --        --       40
                                             --------   ---------------------------
Total current liabilities                       9,860      7,159     6,336      341

Long-term debt                                 14,457     13,927       415      317
Liability for warrants issued                   1,683      1,569        --       --
Notes payable - stockholders                    1,260      1,260       600      300
Other long-term liabilities                       320        356        75       75
                                             --------   ---------------------------
Total liabilities                              27,580     24,271     7,426    1,033
                                             --------   ---------------------------

Total stockholders' deficit                    (2,048)    (1,883)     (684)    (299)
                                             --------   ---------------------------
Total liabilities & stockholders' deficit      25,532     22,388     6,742      734
                                             --------   ---------------------------

Consolidated balance sheets and statements of operations were prepared by
ClearPoint as a private company, in accordance with U.S. generally accepted accounting principles and may not conform to SEC Regulation S-X. Accordingly, such historical information may be adjusted and presented differently in our proxy statement to solicit stockholder approval of the merger.